OPTIMUMBANK

Member FDIC EQUAL HOUSING LENDER
Ticker OPHC

A Successful Q1

We are pleased to share that our lending team closed 19 separate loans, totaling over $94 Million Dollars, in the first three months of 2024! The OptimumBank portfolio spans commercial, multifamily, and residential real estate, land and construction, as well as SBA, consumer and business lending. We are proud of our dedicated team for seeking opportunities to support our local community. Contact us today if we can assist you reach your goals by serving your lending needs.


$94.6 MILLION
across 19 loans.
OPTIMUMBANK
Member FDIC
EQUAL HOUSING LENDER
Ticker: OPHC

Q1 Highlights

Emerging Growth Conference

OptimumBank Chairman, Moishe Gubin, presented at the online Emerging Growth Conference. He provided valuable insight into our progress as we anticipate tremendous second-quarter growth. OptimumBank is now over $900 Million Dollars in assets, with a path for continued growth.

EMERGING Growth Conference

Watch the recap of his recent presentation **here**.

OptimumBank Welcomes David Siegel



We are pleased to announce the hiring of our new Head of Business Development, David Siegel. Born in New York but appreciating Florida every day, David started his financial industry career in Manhattan 20 years ago. Being in commercial banking for 18 years, his focus has been on business development here in the South Florida area. With a philosophy of being a trusted advisor and cultivating a personal relationship with his clients - he's excited to be at OptimumBank to foster and grow new relationships for the bank.

Funders Forum and Brokers Expo

Our team attended the **Funders Forum and Brokers Expo** at the Hard Rock Hotel for three days of insightful discussion and collaboration with other industry leaders. Chairman, Moishe Gubin, Managing Director of Investor and Corporate Relations, Seth Denison, Senior Treasury Relationship Manager, Giovanni Cumberbatch, and Board Director, Steven Newman were proud to represent OptimumBank. As the only bank member of the Revenue Based Finance Coalition, we are strong supporters of the merchant cash advance industry, and we are excited to be recognized as the preeminent banking institution that serves this business niche.


OPTIMUMBANK
Ticker: OPHC


OPTIMUMBANK
www.OPTIMUMBANK.com
(954) 900-2800

NIC Conference

Chairman, Moishe Gubin and Senior Vice President, Ross Mazer attended the spring **National Investment Center for Seniors Housing & Care (NIC)** conference in Dallas. Moishe and Ross returned with keen insights on the latest trends in senior housing and discovered opportunities to provide banking services to skilled nursing home operators.


OPTIMUMBANK


WELCOME RECEPTION
THANK YOU

OptimumBank Holdings, Inc. Annual Shareholder Meeting

Save the date! Join us on May 29th, 2024 for a detailed presentation of our 2023 year-end results, and insights on the growth ahead. Current and prospective shareholders are welcome to attend in person at our headquarters in Fort Lauderdale or **join us via live stream here**.

JOIN US!

OptimumBank Holdings, Inc. Annual Shareholder Meeting

Wednesday, May 29, 2024

OptimumBank Fort Lauderdale Office –
2929 E Commercial Blvd,
Fort Lauderdale, FL 33308

Current and prospective shareholders are welcome to attend in person or via live stream.

OPTIMUMBANK

Your True Community Bank

We teamed up with the Senior Housing Crime Prevention Foundation to assist community members in learning how to avoid becoming the victims of financial fraud. Our CEO, Tim Terry, CFO, Elliot Nunez, and Managing Director of Investor and Corporate Relations, Seth Denison, were there to present the B'nai B'rith Apartment Foundation of Deerfield Beach with a plaque certifying them as members of The Senior Crimestoppers Program.





OptimumBank was a proud sponsor of the annual North Miami Beach Kollel dinner at Jungle Island. The event saw over 600 attendees, including many local business and political leaders, who were entertained by the rousing musical performances of Motty Steinmetz and Yitz Henkin.



City of North Miami Beach Small Business Summit

The OptimumBank team is excited to participate in the upcoming 3rd annual North Miami Beach Small Business Summit & Expo on May 8th at North Miami Beach City Hall. This free event offers businesses of all sizes an opportunity to showcase their offerings to prospective customers. Join us to support the North Miami Beach Chamber of Commerce and North Miami Beach Community Redevelopment Agency in their continued efforts to encourage business growth and sustainable community development. Register **here**.

WIZO Florida Mother's Day Event

OptimumBank is delighted to be a sponsor of the Women's International Zionist Organization (WIZO) Florida Mother's Day Sponsor-a-Child event happening May 8th. The event will feature a luncheon & bazaar, as well as an appearance by special guest and the recipient of the Ot Ha'Gevurah Award, Montana Tucker! Join us as we honor 4 generations of remarkable WIZO women and present our Woman of the Year award to Esther Shalom Azout, Raquel Snaider Shalom, Yvette Woldenberg Snaider, Shelly Woldenberg, and Dina Woldenberg. Learn more and register **here.**

Investing in OPHC

Do you want to learn more about what makes OptimumBank such an attractive investment? Reach out to our Managing Director of Investor and Corporate Relations, Seth Denison, at SDenison@OptimumBank.com for in-depth insights and information.

Additional information about OptimumBank Holdings and its corporate governance can be found within our **Information Center.**

Seth Denison
Managing Director of Investor Relations
Vice President of Corporate Relation
sdenison@optimumbank.com
(305) 401-4140

Our mailing address is:
OptimumBank
2929 E Commercial Blvd
Ft Lauderdale, FL 33308-4041